EXHIBIT 10(G)


                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated effective March 25, 1999, is among PremiumWear, Inc., a Delaware corporation ("PremiumWear"), KLI Acquisition Corp., a Minnesota corporation and a wholly-owned subsidiary of PremiumWear ("Acquisition Corp."), Klouda- Lenz, Inc., a Minnesota corporation ("KLI"), and Timothy C. Klouda and Dennis G. Lenz, the shareholders of KLI (individually, the "Shareholder" and collectively, the "Shareholders").

                                   BACKGROUND:

         KLI has been and continues to act as PremiumWear's independent sales representative organization. PremiumWear desires to acquire KLI by means of a merger (the "Merger") of KLI into Acquisition Corp. with Acquisition Corp. as the surviving corporation ("Surviving Corporation") and the separate corporate existence of KLI shall cease, on the terms and conditions set forth in this Agreement and in the Plan of Merger attached as Exhibit A.

         NOW, THEREFORE, it is agreed:

1.       Merger.

         1.1 Closing. The closing (the "Closing") of the Merger will take place at such time and place as may be mutually agreeable to the parties as soon as practicable after satisfaction of the conditions stated in Sections 4.1 and 4.2 (the "Closing Date"), and no later than April 5, 1999, unless a later date is subsequently agreed to by the parties hereto in writing.

         1.2 The Merger. As soon as practicable after satisfaction, or, to the extent permitted under this Agreement, the written waiver, of all conditions to the Merger set forth in Sections 4.1 and 4.2, the parties must cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Minnesota Secretary of State, in such form as required by, and executed in accordance with, the relevant provisions of the Minnesota Business Corporation Act ("MBCA"), and the parties must make all other filings or recordings required by the MBCA in connection with the Merger and the transactions contemplated by this Agreement. The Merger shall be effective when the Articles of Merger are duly filed with the Minnesota Secretary of State or such later date as may be set forth in the Articles of Merger (the "Effective Time"), but in no event later than the date of Closing unless a later date is subsequently agreed to by the parties in writing.

         1.3 Merger Consideration; Exchange of Shares. Each share of common stock, no par value per share, of KLI ("KLI Common Stock") outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into

                  (A) 0.241892 of shares of newly authorized $.01 par value Common Stock of PremiumWear ("PremiumWear Common Stock"), as a result of which the


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                           aggregate number of shares of PremiumWear Common
                           Stock to be received by each of the two Shareholders shall be 120,946; and

                  (B) $1.510634 in cash, as a result of which the aggregate cash to be received by each of the two Shareholders shall be $755,317.

         1.4      Additional Effects of the Merger.

                  (A) Rights and Obligations. All the properties, rights, privileges, powers and franchises of KLI and Acquisition Corp. shall vest in the Surviving Corporation, and all debts, liabilities and duties of KLI and Acquisition Corp. shall become the debts, liabilities and duties of the Surviving Corporation.

                  (B) Articles of Incorporation and Bylaws. The articles of incorporation of Acquisition Corp. in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law. The bylaws of Acquisition Corp. in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

                  (C) Directors. The directors of Acquisition Corp. at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until each such director's successor is duly elected or appointed.

                  (D) Officers. The officers of Acquisition Corp. at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until each such officer's successor is duly elected or appointed.

         1.5 Facilitation of Closing. Between the date of this Agreement and the Closing Date, the parties to this Agreement must take all actions reasonably necessary to promptly facilitate the Closing, including, but not limited to working toward satisfying the conditions to Closing set forth in Sections 4.1 and 4.2 over which such party has control. In particular:

                  (A) Conduct of Business. KLI will conduct its business only in the ordinary course and use its reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees and maintain satisfactory relations with suppliers, customers and others having a business relationship with KLI.

                  (B) Negative Covenants. KLI will not (i) make any changes with respect to its management or supervisory personnel or its employment arrangements; (ii) create, incur or assume any debt without the written consent of PremiumWear; (iii) directly or indirectly encourage, solicit or initiate discussions or negotiations with any corporation, partnership, person or any other entity or group (other than PremiumWear) concerning any sale, merger or other transaction related to the sale of its business prior to April 5, 1999 and will not permit its officers, directors or


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                           agents to do any of the foregoing; or (iv) take any
                           action which would cause a breach of any of the representations in Section 2.

                  (C) Director and Shareholder Vote. The Shareholders, as the only two shareholders and directors KLI, will vote their shares in favor of approval of the Merger and all transactions related to the completion of the Merger.

                  (D) State Merger Filings. Upon approval of the Boards of Directors and the shareholders of KLI and Acquisition Corp., the officers of each corporation must file all appropriate documents with the Secretary of State of Minnesota necessary to consummate the Merger.

                  (E) Due Diligence. KLI shall grant PremiumWear full access to the employees, properties, books, accounting and financial records, corporate records and other business files of KLI for purposes of examining the same in connection with the Merger.

                  (F) Target Closing Date. The parties to this Agreement shall utilize their best faith efforts to complete the Merger prior to April 5, 1999.

2. Representations and Warranties of KLI and the Shareholders. KLI and the Shareholders, jointly and severally, make the following representations and warranties to PremiumWear and Acquisition Corp.:

         2.1 Organization and Qualifications of KLI. KLI is a corporation lawfully existing and in good standing under the laws of Minnesota with full corporate power and authority to own and lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Except its ownership of 100,000 shares in Future Products, Inc., a Minnesota corporation (which will be divested by KLI prior to Closing), KLI does not have any subsidiaries or own any securities issued by any other entity, except for securities held for investment in publicly held companies representing less than one percent of the outstanding Common Stock of each such publicly held company. KLI is not a partner or joint venturer in any partnership or joint venture.

         2.2 Capitalization of KLI. The authorized capital stock of KLI consists of 1,000,000 shares of common stock, no par value per share, of which 1,000,000 shares are issued and outstanding, fully paid and non-assessable. Schedule 2.2 attached hereto sets forth a complete and correct list of the shareholders of KLI and the number of shares of KLI's capital stock owned by each shareholder. None of the KLI Common Stock has been issued in violation of any federal or state securities laws or other applicable laws. There are no outstanding warrants, options, preemptive rights, or other rights to purchase or acquire shares of KLI Common Stock or any other KLI capital stock. No securities or other instruments of KLI are either directly or indirectly convertible into or exchangeable for shares of capital stock of KLI and there are no stock appreciation, phantom or similar rights based on the book value or any other attribute of any capital stock of KLI. No restrictions exist on the transfer of shares of KLI Common Stock.



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         2.3      Authority of KLI and the Shareholders. This Agreement is the
                  valid and binding obligation of KLI and each of the Shareholders in accordance with its terms. The execution, delivery and performance by KLI of this Agreement and the consummation by KLI of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of KLI and no other corporate proceedings on the part of KLI are necessary to authorize the execution and delivery of this Agreement and to consummate the transactions so contemplated. The execution, delivery and performance of this Agreement by KLI and the Shareholders and the consummation of the transactions contemplated by this Agreement will not violate or result in a default under

                  (A) any provision of the articles of incorporation or bylaws of KLI;

                  (B) any provision of any agreement or obligation to which KLI or either Shareholder is party or by which any of KLI's property is bound; or

                  (C) any laws, rules or regulations to which KLI, either Shareholder or any of their respective properties may be subject.

         2.4 Title to Properties; Condition of Properties. Except as listed on Schedule 2.4, KLI has good and marketable title to all of the assets owned or used in its business, including, without limitation, all assets listed on the KLI Financial Statements (as defined in Section 2.6), free and clear of any lien, security interest, mortgage, pledge or other encumbrance of any kind (collectively, "Encumbrances"). All assets owned or used by KLI are in good working order, normal wear and tear excepted. All assets necessary for the continued operation of KLI's business as it is currently being conducted are owned by KLI.

         2.5      Real Property.  KLI owns no real property.

         2.6 Financial Statements. KLI has delivered to PremiumWear the unaudited income statement and balance sheet of KLI for each of the preceding three years with the last one ended December 31, 1998 (the "KLI Financial Statements"). Except as disclosed on Schedule 2.6, all of the KLI Financial Statements referred to in this Section have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with KLI's past practices, are complete and correct and present fairly the financial condition of KLI as of the dates of said statements and the results of its operations for the periods covered.

         2.7 Taxes. KLI filed an election to be treated as an S Corporation effective November 1, 1986, and from that date through the Closing has been and will be fully qualified as an S Corporation under the Internal Revenue Code (the "Code"). In the event that KLI's Subchapter S Corporation election and status under the Code is held invalid with respect to any period of time prior to the Closing Date and, as a result, Acquisition Corp. as a successor to KLI, or PremiumWear, is required to pay corporate Taxes with respect to any period of time prior to the Closing Date, the Shareholders shall promptly reimburse PremiumWear for any and all such Tax payments. Subject to the foregoing, KLI and the Shareholders have timely filed and will timely file all federal, state, county, local and foreign income, excise, property, franchise, and other tax returns which are required to be filed by it and them (in connection with income from KLI), respectively, with respect to any period of time ending



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                  on or before the Closing Date and, subject to the foregoing, have paid or will pay all Taxes, if any, with respect to such periods which have or may hereafter become due so that Acquisition Corp. as a successor to KLI, or PremiumWear, will not have any tax deficiencies, including penalties and interest, assessed against them arising from any audit by any tax authority with respect to any period ending on or prior to the Closing Date. Such returns are true, complete and correct in all material respects. Neither KLI nor any Shareholder has received notice of any tax deficiency proposed or assessed against it or him which has not been paid through settlement or otherwise, and has not executed any waiver of any statute of limitations on the assessment or collection of any tax. None of KLI's or any Shareholder's tax returns has been audited by governmental authorities in or during the three most recent full fiscal years of KLI. Neither KLI nor any Shareholder has received any notice of any impending audit by any taxing authority. None of KLI or its Affiliates are subject to or bound by any agreement which imposes an actual or potential tax indemnification obligation on KLI. The terms "Tax" or "Taxes" shall mean any kind of tax imposed by a local, state, federal or foreign tax authority.

         2.8 Absence of Undisclosed Liabilities. Except as reflected or reserved against on the KLI Financial Statements and except for liabilities (none of which individually or in the aggregate are material) incurred in the ordinary course of business since the date of the KLI Financial Statements, KLI has no liabilities of any nature, whether accrued, absolute or contingent. There are no agreements, judgments, decrees, orders or, to the best of KLI's and the Shareholders' knowledge, any facts which materially affect, or may in the future (so far as can now be reasonably foreseen) materially affect, the business, properties, operations or condition of KLI which have not been specifically disclosed in this Agreement.

         2.9 Accounts Receivable. To the best of KLI's and the Shareholders' knowledge, all of the accounts receivable of KLI reflected on the KLI Financial Statements or thereafter acquired (including KLI Receivables) are valid and enforceable claims, fully collectible and subject to no setoff or counterclaim in the recorded amounts, subject only to the allowance for doubtful accounts maintained in accordance with KLI's past practices and reflected on the KLI Financial Statements.

         2.10 Inventories. To the best of KLI's and the Shareholders' knowledge, the inventory of KLI consists of items of a quantity consistent with normal inventory levels of KLI and of a quality and condition that is usable and saleable in the ordinary course of business for the purposes for which the inventory is intended, reasonable wear and tear excepted. Such inventory is carried on KLI's books of account in accordance with generally accepted accounting principles consistently applied.

         2.11 Conduct of Business in the Ordinary Course. KLI has conducted its business since December 31, 1998, only in the usual and ordinary course consistent with past practice and since such date, KLI has not

                  (A) sold or transferred any of its assets, except inventory in the ordinary course of business;

                  (B) changed any method of accounting or accounting practice;



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                  (C)      increased or promised to increase the compensation
                           payable to any employee or independent contractor, other than in the ordinary course of business consistent with past practice;

                  (D) except as otherwise expressly contemplated by this Agreement, made any direct or indirect payments, dividends, distributions, sales or transfers of assets, other than normal compensation consistent with past practices, to any officer, director, shareholder or employee of KLI or any of their affiliates;

                  (E) changed its outstanding shares of capital stock or repurchased, redeemed or acquired any outstanding shares of capital stock or other ownership interest in securities of KLI; or

                  (F) to the best of KLI's and the Shareholders' knowledge, suffered any damage or casualty to its assets.

         2.12 Intellectual Property. KLI does not own any patents, copyrights, trademarks or tradenames, nor, to the best of KLI's and the Shareholders' knowledge, has it infringed upon any intellectual property rights owned, held or used by any person or entity. KLI has the right to use, free and clear of any claims or rights of any person or entity, all trademarks, service marks, tradenames, trade secrets and customer lists which KLI is using, to the best of KLI's and the Shareholders' knowledge.

         2.13     Contracts and Loans.

                  (A) Except for contracts, commitments, plans, agreements and licenses described on Schedule 2.13 ("Commitments"), KLI is not a party to or subject to any agreement:

                           (1) creating any obligation of KLI to pay more than $1,000;

                           (2) providing for the purchase of all or substantially all of KLI's requirements of a particular product or service from a supplier, or for periodic minimum purchases of a particular product or service from a supplier;

                           (3) not terminable on 30 days notice without penalty to or additional consideration from KLI, other than sales and purchase commitments entered into in the ordinary course of business for less than $1,000 each;

                           (4)      with any sales agent or distributor;

                           (5) other than as otherwise expressly provided in this Agreement, containing covenants limiting KLI's freedom to compete in any line of business, or with any person or entity, in any location;

                           (6) for the licensure of any property (either as licensor or licensee); or



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                           (7)      with any present or former officer,
                                    director, employee, agent or shareholder of KLI or with any person or entity controlled by or affiliated with any of them.

                  (B) True, correct and complete copies of the Commitments have been provided to PremiumWear prior to the execution of this Agreement. All Commitments are in full force and effect and have not been amended, extended or otherwise modified. Other than as disclosed on Schedule 2.13, neither KLI nor, to the best knowledge of KLI and each Shareholder, any other person or entity is in default under any Commitments.

                  (C) Notwithstanding the foregoing, except with respect to the $100,000 line of credit with First Minnetonka City Bank ("Line of Credit"), KLI is not a party to, and none of the Commitments constitutes, a loan agreement, a promissory note or indebtedness for borrowed money which KLI has an obligation to repay whether in the form of bank borrowings, guarantee of indebtedness of a third party or otherwise. There is no outstanding balance or any other amounts due under the Line of Credit, except as may have been incurred in the ordinary course of business consistent with past practice. The Shareholders agree to pay any and all outstanding balance or other amounts due under the Line of Credit as of the Closing Date without regard to the indemnification limitation contained in
                           Section 5.4(D), except as may have been incurred in the ordinary course of business consistent with past practice.

         2.14 Litigation. There is no legal, administrative, arbitration or other proceeding or governmental investigation pending or, to the best knowledge of KLI or any Shareholder, threatened against KLI, or against any Shareholder relating to the business of KLI or the KLI Common Stock.

         2.15 Compliance with Laws. Neither KLI, nor any Shareholder with respect to the business of KLI, has violated, and neither are violating, any statutes, regulations, ordinances or other laws. There has never been any citation, fine or penalty imposed or asserted against KLI, or any Shareholder relating to the business of KLI or the KLI Common Stock, under any foreign, federal, state or local law or regulation.

         2.16 Insurance. Schedule 2.16 lists each insurance policy maintained by KLI with respect to its properties, assets and business and a brief description of their respective coverages, including coverage dates, deductibles, premiums and policy limits.

         2.17 Permits. KLI holds all licenses, permits and franchises which are required to permit it to conduct its business, and all such licenses, permits and franchises are listed on Schedule 2.17.

         2.18 Consents and Approvals. No consent, authorization, order, or approval of or filing with any governmental authority, person or entity, including, without limitation, consents from parties to the Commitments, is required for the execution and delivery of this Agreement or the consummation by KLI and the Shareholders of the transactions contemplated by this Agreement.



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         2.19     Warranty or Other Claims. To the best of KLI's and the
                  Shareholders' knowledge, there are no existing claims against KLI for goods or services sold, transferred or marketed which are defective or fail to meet any product warranties or contract or industry standards and, to the best knowledge of KLI or each Shareholder, there are no threatened claims, or any facts upon which a claim could be based, against KLI for goods or services which are defective or fail to meet any product warranties or contract or industry standards.

         2.20 Finder's Fee. Neither Shareholder nor KLI has incurred liability or will become liable for any broker's commission or finder's fee relating to or in connection with the transaction contemplated by this Agreement.

         2.21     Employee Benefit Plans and Compensation.

                  (A) All employee benefit plans (as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), as amended, which are maintained or contributed to by KLI for the benefit of its employees or former employees are described in Schedule 2.21, and KLI is in full compliance with the Code and ERISA with respect to all such employee benefit plans.

                  (B) Other than claims for benefits by employees, beneficiaries or dependents arising in the normal course of the operation of such plans, no claim is currently pending or, to the best knowledge of KLI or any Shareholder, threatened against any such employee benefit plan. There are no unfunded obligations of KLI under any of its retirement, pension, profit-sharing and deferred compensation plans and programs. Except as disclosed in Schedule 2.21, each such plan or program can be terminated at any time by PremiumWear without penalty or material expense. The Shareholders agree to pay any and all required funding to KLI's pension plan for all periods before and after the Closing Date without regard to the indemnification limitations contained in Section 5.4(D).

                  (C) KLI has filed all returns required under the Code with respect to its employee benefit plans, including returns required by the Department of Labor.

                  (D) Schedule 2.21 sets forth the current compensation of each employee of KLI.

         2.22 Bank Accounts. All of the bank accounts of KLI, and the individuals with signature authority, are listed on Schedule 2.22.

         2.23 No Default. Neither KLI nor any Shareholder is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) KLI's articles of incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which KLI, or a Shareholder with respect to the business of KLI, is now a party or by which either of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to KLI, or to a Shareholder with respect to the business of KLI or any of their respective properties or assets.



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         2.24     Investment Intent of Shareholder and Two-Year Holding Period.
                  Each Shareholder agrees, represents and warrants to PremiumWear with respect to the shares of PremiumWear Common Stock to be received in the Merger as follows:

                  (A) Each Shareholder is acquiring beneficial ownership in the PremiumWear Common Stock for investment for his own account and not with a view to, or for resale in connection with, any distribution thereof. Each Shareholder understands that the shares of PremiumWear Common Stock to be acquired have not been registered under the Securities Act of 1933, as amended, (the "Act") by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein;

                  (B) Each Shareholder acknowledges that the shares of PremiumWear Common Stock must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. More specifically, each Shareholder agrees to hold the shares of PremiumWear Common Stock received by the Shareholder in the Merger for a minimum holding period of two (2) years from the date of Closing. Nothing contained in this subsection (B) shall prevent the Shareholders from participating in a tender offer, merger or a similar transaction for the purchase of all outstanding shares of PremiumWear;

                  (C) Each Shareholder has such knowledge and experience in financial and business matters that he is able to evaluate the merits and risks of an investment in the PremiumWear Common Stock and has determined to bear and can well afford to bear the economic risks of such investment;

                  (D) Each Shareholder has had access to all material information concerning PremiumWear and its businesses, financial condition, and prospects for the future, and to all additional information each has deemed necessary to verify the accuracy of such information;

                  (E) Each Shareholder has had the ongoing opportunity to ask questions of and receive answers from the officers of PremiumWear regarding the businesses, financial condition and future prospects of PremiumWear; and

                  (F) Each Shareholder agrees that each certificate representing shares of PremiumWear Common Stock issued in the Merger shall be endorsed with substantially the following legend: "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933." Each Shareholder further agrees that such certificates shall also be endorsed




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                           with a legend with respect to the two-year holding
                           period set forth in Section 2.24(B) above, which legend shall automatically expire at the end of such two-year period.

         2.25 No Tax Advice. Each Shareholder has received his own independent advice with respect to the tax treatment of the transactions contemplated hereby under federal, state and local tax laws, and neither Shareholder has received or relied upon any tax advice from PremiumWear, Acquisition Corp. or their counsel in connection with such transactions.

         2.26 Customer Relationships. To the best of KLI's and the Shareholders' knowledge, there has not occurred any material or significant change in KLI's customer or vendor relationships.

3. Representations and Warranties of PremiumWear and Acquisition Corp. PremiumWear and Acquisition Corp., jointly and severally, make the following representations and warranties to KLI and each Shareholder:

         3.1 Organization and Qualifications of Acquisition Corp. Acquisition Corp. and PremiumWear are corporations lawfully existing and in good standing under the laws of the states of Minnesota and Delaware, respectively, with full corporate power and authority to own or lease their respective properties and to conduct their respective businesses in the manner and in the places where such properties are owned or leased or such businesses are conducted by them.

         3.2 Authority of PremiumWear and Acquisition Corp. This Agreement is a valid and binding obligation of PremiumWear and Acquisition Corp. in accordance with its terms. The execution, delivery and performance by PremiumWear and Acquisition Corp. of this Agreement and the consummation by such parties of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PremiumWear and Acquisition Corp., and no other corporate proceedings on the part of any of them are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated. The execution, delivery and performance of this Agreement by Acquisition Corp. and PremiumWear and the consummation of the transactions contemplated by this Agreement will not violate or result in a default under

                  (A) any provision of the articles or certificate of incorporation or bylaws of Acquisition Corp. or PremiumWear;

                  (B) any provision of any agreement or obligation to which Acquisition Corp. or PremiumWear is a party or by which any of their respective properties is bound; or

                  (C) any laws, rules or regulations to which Acquisition Corp. or PremiumWear or any of their respective properties may be subject.

         3.3 PremiumWear Common Stock. The shares of PremiumWear Common Stock to be issued and delivered to the Shareholders by PremiumWear pursuant to this Agreement will, on delivery of the certificates therefor in accordance with the terms hereof, be validly issued, fully paid, and nonassessable.

         3.4 SEC Filings. PremiumWear has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Documents") on a timely basis, or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder. All material agreements to which PremiumWear is a party or by which the property or assets of PremiumWear is subject have been filed as exhibits to the SEC Documents in accordance with applicable law to the extent such documents were required to have been filed. The financial statements of PremiumWear included in the SEC Documents, including the notes thereto, (i) are true, complete and correct in all material respects, (ii) comply in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, (iii) have been prepared in accordance with GAAP consistently maintained and applied throughout the periods indicated and consistent with past practices, except as may be otherwise indicated in such financial statements or the notes thereto, and (iv) present fairly and accurately in all material respects the financial position of PremiumWear and its wholly-owned subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments, (v) are in accordance with the books and records of PremiumWear and its wholly-owned subsidiaries for the respective periods indicated, and (vi) do not omit to state or reflect any material fact concerning PremiumWear and its wholly-owned subsidiaries required by GAAP to be stated or reflected therein.

4.       Conditions to Closing.

         4.1 Conditions to Obligations of KLI and the Shareholders. The obligations of KLI and the Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of all of the following conditions:

                  (A) Each of the representations and warranties of PremiumWear and Acquisition Corp. contained in
                           Section 3 must be true and correct in all material respects as though made on and as of the Closing Date and PremiumWear and Acquisition Corp. must, on or before the Closing, have each performed all of their respective obligations under this Agreement which are to be performed on or before the Closing;

                  (B) At the Closing, KLI shall have received a certificate of the Secretary of Acquisition Corp. certifying as to:

                           (1) a copy of the resolutions of Acquisition Corp.'s board of directors which authorize the execution, delivery and performance of this Agreement as having been duly adopted and as being in full force and effect on the Closing Date; and

                           (2) a copy of the articles of incorporation and bylaws of Acquisition Corp. as in effect on the Closing Date;

                  (C) At the Closing, KLI shall have received a certificate of the Secretary of PremiumWear certifying as to a copy of the resolutions of PremiumWear's Board of Directors which authorize the execution, delivery and performance of this Agreement as having been duly adopted and as being in full force and effect on the Closing Date;

                  (D) At the Closing, the Shareholders shall have received the cash portion of the Merger consideration set forth in Section 1.3 and a copy of instructions to PremiumWear's transfer agent to promptly issue the stock portion of the Merger consideration set forth in Section 1.3;

                  (E) The Articles of Merger shall have been filed in accordance with the MBCA;

                  (F) There shall not have occurred any material adverse change in the business of PremiumWear subsequent to the date of this Agreement;

                  (G) Each of the Shareholders and PremiumWear shall have executed an employment agreement in the form attached hereto as Exhibit B;

                  (H) All agreements, documents and other instruments to be executed by the parties shall have been approved by KLI's legal counsel which approval shall not be unreasonably withheld;

                  (I) KLI shall have completed its due diligence review of PremiumWear to its reasonable satisfaction; and

                  (J) All material consents and approvals of third parties required under any contract to which KLI, any Shareholder or PremiumWear is a party shall have been received.

         4.2 Conditions to Obligations of PremiumWear and Acquisition Corp.. The obligations of PremiumWear and Acquisition Corp. to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of all of the following conditions:

                  (A) Each of the representations and warranties of KLI and each Shareholder contained in Section 2 must be true and correct in all material respects as though made on and as of the Closing Date and KLI and each Shareholder must, on or before the Closing, have performed all of their respective obligations which are to be performed on or before the Closing;

                  (B) At the Closing, PremiumWear shall have received a certificate of the Secretary of KLI certifying as to:

                           (1) a copy of the resolutions of KLI's board of directors and shareholders authorizing the execution, delivery and performance of this Agreement as having been duly adopted and as being in full force and effect on the Closing Date; and

                           (2) a copy of the articles of incorporation and bylaws of KLI as in effect on the Closing Date;

                  (C) At the Closing, PremiumWear shall have received all certificates and other instruments or documents representing shares of KLI Common Stock;

                  (D) The Articles of Merger shall have been filed in accordance with MBCA;

                  (E) There shall not have occurred any material adverse change in the business of KLI subsequent to the date of this Agreement;

                  (F) Each of the Shareholders and PremiumWear shall have executed an employment agreement in the form attached hereto as Exhibit B;

                  (G) KLI and each Shareholder shall have executed and delivered to PremiumWear such certificates as may be reasonably requested by PremiumWear;

                  (H) All agreements, documents and other instruments to be executed by the parties shall have been approved by PremiumWear' legal counsel which approval shall not be unreasonably withheld;

                  (I) PremiumWear shall have completed its due diligence investigation of KLI to its reasonable satisfaction;

                  (J) All material consents and approvals of third parties required under any contract to which KLI, any Shareholder or PremiumWear is a party shall have been received;

                  (K) The Shareholders shall have provided to PremiumWear assurances, in each case satisfactory to PremiumWear in its sole discretion, that the following current vendors of KLI will remain vendors of KLI follow the
                           Merger: California Manufacturing; Nucom, Ltd./Burks' Bay; American Dry Goods; and Winona Knitting Mills; and

                  (L) KLI shall have delivered PremiumWear with evidence satisfactory to PremiumWear that KLI shall have divested its ownership in Future Products, Inc. (identified as 100,000 shares of Common Stock of Future Products, Inc.) and, shall have transferred from KLI all accounts receivable and payable with respect to which Future Products, Inc. has the right to receive payment or has an obligation to make a payment and shall have transferred from KLI all of its employee receivables (identified to be $32,000 as of 12/31/1998), such that in each case, KLI shall have no further right or obligation with respect thereto.

5.       Indemnification.

         5.1 Indemnification of PremiumWear. Subject to the provisions of this Section 5, PremiumWear shall be indemnified by the Shareholders, jointly and severally, against any damages, claims, liabilities, losses and expenses, of any kind or nature whatsoever which may be sustained or suffered by PremiumWear as a result of any breach of any agreement, representation, warranty or covenant made by KLI or any Shareholder in this Agreement (each a "Loss" and collectively "Losses").

         5.2 Indemnification of the Shareholders. Subject to the provisions of this Section 5, the Shareholders shall be indemnified by PremiumWear, against any damages, claims, liabilities, losses and expenses, of any kind or nature whatsoever which may be sustained or suffered by the Shareholders as a result of any breach of any agreement, representation, warranty or covenant made by PremiumWear in this Agreement (each a "Loss" and collectively "Losses").

         5.3 Notice of Indemnification Claims. Promptly after the receipt by an indemnified party of notice of any Loss as to which such party may seek indemnification under this Agreement, the party receiving such notice shall notify the party or parties from whom it is seeking indemnification (the "Indemnifying Party"). In the case of a claim asserted by a third party, such Indemnifying Party shall have the right to defend at its own expense by its own counsel such matter to the extent of the potential indemnification liability of the Indemnifying Party. If the Indemnifying Party shall undertake to defend the matter, it shall promptly notify the other party or parties of such determination.

         5.4 Limitations on Indemnification Claims. The right to indemnification under this Agreement shall be limited as follows:

                  (A) No claims for indemnification shall be made more than two years after the Closing Date, and any such claims which have been made and remain outstanding two years after the Closing Date shall be processed to a conclusion.

                  (B) Any proceeds from insurance paid to the party seeking indemnification as a result of the Loss shall constitute a reduction of the amount of the Loss for purposes of indemnification.

                  (C) The calculation of the Loss shall take into account any tax liabilities and/or tax benefits attributable to the Loss.

                  (D) No claim for indemnification shall be made unless the amount of the Loss for which the claim is made, after any reductions as provided in (B) and (C) above, exceeds a threshold of $5,000 and the claim shall be only for the amount of the Loss in excess of such $5,000 threshold, provided, however, that indemnification pursuant to Section 2.7 (taxes) of this Agreement shall not be subject to the threshold set forth above.

6.       Termination.

         6.1 Notwithstanding any provision in this Agreement to the contrary, this Agreement may be terminated, and the transactions contemplated by this Agreement abandoned, at any time on or prior to the Closing Date:

                  (A)      by mutual written consent of PremiumWear and KLI;

                  (B)      by PremiumWear if any of the conditions set forth in
                           Section 4.2 have not been satisfied, or waived in writing by PremiumWear, on the Closing Date;

                  (C)      by KLI if any of the conditions set forth in Section
                           4.1 have not been satisfied, or waived in writing by KLI, on the Closing Date; or

                  (D) by either PremiumWear or KLI in writing if the Closing does not occur by April 5, 1999.

7.       Miscellaneous; Other Agreements.

         7.1 Survival. All representations, warranties, agreements, covenants and obligations herein shall survive the execution and delivery of this Agreement and the Closing and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of PremiumWear, Acquisition Corp. or KLI. Notwithstanding anything contained herein to the contrary, the representations and warranties of the parties shall survive the Closing for a period of two years after the Closing Date, except for the representations and warranties of KLI and Shareholder under Sections 2.7, 2.15 and 2.21, which shall survive for the period of the applicable statute of limitations.

         7.2 Cash Distributions to Shareholders. There shall have been no cash distributions to the Shareholders since December 31, 1998 except for salaries and normal travel expense reimbursements.

         7.3 Restrictions on Transactions in PremiumWear Common Stock. PremiumWear, KLI and each Shareholder agree not to effect any purchases or sales of PremiumWear Common Stock during the 10 trading days immediately prior to Closing and agree to use their best efforts to restrict such purchases and sales by their respective directors and officers during such 10-day period.

         7.4 Directorship. After Closing, PremiumWear shall nominate and recommend that Mr. Klouda become a member of the Board of Directors of PremiumWear at the 1999 Annual Meeting of Shareholders; provided, however, if the Closing does not occur prior to the mailing of PremiumWear's proxy materials to its shareholders, the Board of Directors of PremiumWear shall appoint Mr. Klouda to the Board following the 1999 Annual Meeting of Shareholders and shall include him in management's slate of nominees to the Board at the 2000 Annual Meeting of Shareholders.

         7.5      Shareholder and Shareholder Spouse Car Leases.

                  (A) The Shareholders represent and warrant that as of the Closing, the following vehicle leases are the only vehicle leases to which KLI is a party: (1) Motor Vehicle Lease Agreement dated 9/6/1997 with respect to a 1997 Infiniti QX4 Truck; (2) Closed End Motor Vehicle Lease Agreement, as extended by the Matured Lease Extension Agreement dated 10/23/1998 with respect to a 1995 Toyota Sport Van; and (3) Closed End Motor Vehicle Lease Agreement dated 7/13/1998 with respect to a 1999 Lexus RX300.

                  (B) Mr. Klouda agrees that Mr. Klouda, individually, shall be solely responsible for payments under and for complying with the terms and conditions of the vehicle leases set forth in section 7.5(A)(1) and 7.5(A)(3) above. Mr. Lenz agrees that Mr. Lenz, individually, shall be solely responsible for payments under and for complying with the terms and conditions of the vehicle lease set forth in section 7.5(A)(2) above. In addition, the responsible party for each lease shall be obligated to pay any and all amounts that are now due or may hereafter become due under the leases, adequate insurance for the operation of such vehicles, annual registration fees and any other fees and taxes that may be imposed by the vehicle lease or by the State of Minnesota for the operation of such vehicles. The obligations set forth above shall apply regardless of who operates or uses the vehicle. It is understood between the parties that the only payment or other obligation of PremiumWear or KLI with respect to the vehicles set forth above shall be those which arise from under the Employment Agreements between PremiumWear and each of Messrs. Klouda and Lenz.

                  (C) Messrs. Klouda and Lenz shall indemnify and hold harmless PremiumWear and KLI (with respect to the vehicle lease with respect to which such party is responsible) against (i) any damages, claims, liabilities, losses and expenses, of any kind or nature whatsoever which may be sustained or suffered by PremiumWear or KLI as a result of any breach of any agreement, representation, warranty or covenant made by Messrs. Klouda and Lenz in this Section 7.5 and (ii) any cost, tax, expense, liability or obligation which may arise out of the lease agreements set forth in Section 7.5(A) above or arise out of the operation or use of the vehicle subject to the lease, including as a result of accidents, other moving violations or parking tickets.

                  (D) Messrs. Klouda and Lenz further agree that they will not renew or extend the vehicle leases listed in
                           Section 7.5(A) above in the name of KLI and shall not enter into new vehicle leases of any kind in the name of KLI.

         7.6 Publicity and Confidentiality. KLI and PremiumWear shall consult each other prior to issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby, and neither shall issue any such press release or make any such public statement without the prior consent of the other, except as may be required by applicable law.

                  The parties have signed a Confidentiality Agreement dated January 18, 1999. Such Confidentiality Agreement shall continue in effect notwithstanding a termination of this Agreement.

         7.7 Fees and Expenses. Each party will bear all of its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, all such expenses incurred by KLI and the Shareholders subsequent to December 31, 1998 shall be paid by the Shareholders. Furthermore, if either PremiumWear on one hand, or KLI and the Shareholders, on the other hand, terminate this Agreement and fail to consummate the transactions contemplated hereby, and the other party is not then in material breach or default under this Agreement, the party terminating this Agreement and failing to consummate the transaction shall reimburse the other party for its out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred in the preparation, negotiation and due diligence performed in connection with this Agreement and the transactions contemplated hereby. This Section shall survive the Termination of this Agreement.

         7.8 Governing Law. This Agreement, and all ancillary documents related to this Agreement, is governed by the internal laws of the state of Minnesota, without regard to the conflict of laws provisions of any jurisdiction. KLI, THE SHAREHOLDERS, PREMIUMWEAR AND ACQUISITION CORP. HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE MINNESOTA STATE COURTS AND FEDERAL COURTS SITTING IN OR ENCOMPASSING HENNEPIN COUNTY, MINNESOTA, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER ANCILLARY DOCUMENTS RELATED TO THIS AGREEMENT AND AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY ONLY BE HEARD AND DETERMINED IN ANY SUCH COURT.

         7.9 Notices. All notices required or permitted to be given under this Agreement must be in writing and are deemed given when delivered in person (or three business days after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed as set forth below, or on the next business day after being deposited with a nationally-recognized overnight courier service, addressed as set forth below, or upon dispatch if sent by facsimile with telephonic confirmation of receipt from the intended recipient to the facsimile number set forth below):

         To PremiumWear,                            PremiumWear, Inc.
           Acquisition Corp.,                       5500 Feltl Road
           or the Surviving                         Minnetonka, MN 55343
           Corporation:                             Attention: James S. Bury
                                                    Fax No.: (612) 979-1717

         With a copy to:                  Lindquist & Vennum P.L.L.P.
                                          4200 IDS Center
                                          80 South Eighth Street
                                          Minneapolis, MN 55402
                                          Attention: John R. Houston, Esq.
                                          Fax No.: (612) 371-3207

         To either Shareholder:           Timothy C. Klouda
                                          Dennis G. Lenz
                                          5500 Feltl Road
                                          Minnetonka, MN 55343
                                          Fax No.: (612) 979-1717

         With a copy to:                  Standke, Greene & Greenstein, Ltd.
                                          17717 Highway No. 7
                                          Minnetonka, MN 55345
                                          Attn: H. Kelsey Page, Esq.
                                          Fax No.: (612) 474-2575

         7.10 Entire Agreement. This Agreement, including the Schedules and Exhibits, constitute the entire agreement between the parties with respect to its subject matter of this Agreement.

         7.11 Assignability. This Agreement is enforceable by, and will inure to the benefit of, the parties to this Agreement and their successors and assigns, provided no party may assign its rights or obligations under this Agreement without the prior written consent of the other parties.

         7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which, once delivered, shall be deemed an original and all of which, once delivered, shall constitute one agreement.

         7.13 Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         7.14 Non-exclusivity. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive and shall be in addition to any and all rights, remedies, powers and privileges granted by law, rule, regulation or instrument.

         7.15 Amendments; Waivers. Any provision of this Agreement may be amended or waived prior to the Effective Time, only if such amendment or waiver is in writing and signed, in the case of an amendment, by both parties, or in the case of a waiver, by the parties against whom the waiver is to be effective.

         IN WITNESS WHEREOF, this Agreement is executed effective as of the date first above written.

                                          KLI ACQUISITION CORP.



                                          By /s/ Thomas D. Gleason
                                             -----------------------------------
                                             Its  Chairman


                                          PREMIUMWEAR, INC.



                                          By /s/ Thomas D. Gleason
                                             -----------------------------------
                                             Its Chairman and CEO
                                                 -------------------------------


                                          KLOUDA-LENZ, INC.



                                          By /s/ Timothy C. Klouda
                                             -----------------------------------
                                             Its CEO
                                                 -------------------------------


                                          SHAREHOLDERS:


                                          /s/ Timothy C. Klouda
                                          --------------------------------------
                                          Timothy C. Klouda


                                          /s/ Dennis G. Lenz
                                          --------------------------------------
                                          Dennis G. Lenz